Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays Group Share Value Plan and the Barclays Deferred Share Value Plan. Such Shares will be registered on one or more registration statements on Form S-8 (each, a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays or the Company Secretary, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: March 5, 2020	By:	/s/ Nigel Higgins
Nigel Higgins
Group Chairman

Date: March 5, 2020	By:	/s/ James Staley
James Staley
Group Chief Executive
(Principal Executive Officer) and Executive Director

Date: March 5, 2020	By:	/s/ Tushar Morzaria
Tushar Morzaria
Group Finance Director
(Principal Financing Officer and Principal Accounting Officer) and Executive Director

Date: March 5, 2020	By:	/s/ Michael Ashley
Michael Ashley
Non-executive Director

Date:	By:
Timothy Breedon CBE
Non-executive Director

Date: March 5, 2020	By:	/s/ Sir Ian Cheshire
Sir Ian Cheshire
Non-executive Director

Date: March 5, 2020	By:	/s/ Mary Anne Citrino
Mary Anne Citrino
Non-executive Director

Date: March 5, 2020	By:	/s/ Mohamed A. El-Erian
Mohamed A. El-Erian
Non-executive Director

Date:	By:
Dawn Fitzpatrick
Non-executive Director

Date: March 5, 2020	By:	/s/ Mary Francis CBE
Mary Francis CBE
Non-executive Director

Date: March 5, 2020	By:	/s/ Crawford Gillies
Crawford Gillies
Non-executive Director

Date: March 5, 2020	By:	/s/ Dr. Brian Gilvary
Dr. Brian Gilvary
Non-executive Director

Date: March 5, 2020	By:	/s/ Diane Schueneman
Diane Schueneman
Non-executive Director